UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2025

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300
Houston, Texas	77056
(Address of Principal Executive Office)	(Zip Code)

(713) 621-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425))

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On May 30, 2025, Kinetik Holdings LP (“Kinetik LP”), a subsidiary of Kinetik Holdings Inc. (the “Company”), entered into a revolving credit agreement (the “Revolving Credit Agreement”) among PNC Bank, National Association, as administrative agent (“PNC Bank”), and the banks and other financial institutions party thereto, as lenders. The Revolving Credit Agreement provides for a $1.6 billion senior unsecured revolving credit facility, which includes a $200.0 million sublimit for the issuance of letters of credit, and a $300.0 million sublimit for swingline loans.

As of May 30, 2025, $465,000,000 had been borrowed under the Revolving Credit Agreement. Kinetik LP may prepay borrowings under the new revolving credit facility at any time without premium or penalty (other than customary SOFR breakage costs), subject to certain notice requirements. All borrowings under the new revolving credit facility mature on May 30, 2030, unless such maturity date is adjusted in accordance with the Revolving Credit Agreement. The obligations under the Revolving Credit Agreement are guaranteed by the Company.

The Revolving Credit Agreement provides for borrowings of either, at Kinetik LP’s option, base rate loans or term SOFR loans or, with respect to Swingline Loans, daily simple SOFR loans. Base rate loans bear interest at a rate per annum equal to the greatest of (a) the prime rate as announced from time to time by PNC Bank, (b) the greater of (i) the federal funds effective rate and (ii) the overnight bank funding rate, plus 1/2 of 1% and (c) the adjusted term SOFR rate for an interest period of one month plus 1%, plus a margin that ranges between 0.25% and 1.00%, depending on the credit rating of Kinetik LP. SOFR loans bear interest at a rate per annum equal to the term SOFR rate for one, three or six month interest periods plus 0.10%, plus a margin that ranges between 1.25% and 2.0%, depending on the credit rating of Kinetik LP.

In addition, Kinetik LP is required to pay to each lender a commitment fee on the daily unfunded amount of such lender’s revolving commitment, which accrues at a rate that ranges between 0.15% and 0.35% depending on the credit rating of Kinetik LP.

The Revolving Credit Agreement contains customary covenants and restrictive provisions which may, among other things, limit Kinetik LP’s ability to create liens, make restricted payments, or liquidate, dissolve, consolidate with, or merge into or with any other person.

The Revolving Credit Agreement contains a financial covenant that requires Kinetik LP to maintain a ratio of consolidated net indebtedness to EBITDA not exceeding 5.00 to 1.00 at the end of any fiscal quarter, provided, however, that during certain designated acquisition periods, such ratio may not exceed 5.50 to 1.00 at the end of any fiscal quarter.

The Revolving Credit Agreement also includes customary events of default. Upon an event of default under the Revolving Credit Agreement, the lenders may declare amounts outstanding under the credit agreement to be immediately due and payable in whole or in part and terminate the outstanding commitments.

The foregoing description of the Revolving Credit Agreement is not complete and is qualified by reference to the complete document. A copy of the Revolving Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Term Loan Credit Agreement

On May 30, 2025, Kinetik LP entered into a term loan credit agreement (the “Term Loan Credit Agreement”) among Toronto Dominion (Texas) LLC, as administrative agent (“Toronto”) and the banks and other financial institutions party thereto, as lenders. The Term Loan Credit Agreement provides for a $1.15 billion senior unsecured credit facility.

The Term Loan Credit Agreement matures on May 30, 2028. The obligations under the Term Loan Credit Agreement are guaranteed by the Company.

The Term Loan Credit Agreement provides for borrowings of either, at Kinetik LP’s option, base rate loans or term SOFR loans. Base rate loans bear interest at a rate per annum equal to the greatest of (a) the prime rate as quoted by The Wall Street Journal from time to time, (b) the greater of (i) the federal funds effective rate and (ii) the overnight bank funding rate, plus 1/2 of 1% and (c) the adjusted term SOFR rate for an interest period of one month plus 1%, plus a margin that ranges between 0.25% and 1.0%, depending on the credit rating of Kinetik LP. SOFR loans bear interest at a rate per annum equal to the term SOFR rate for one, three or six month interest periods plus 0.10%, plus a margin that ranges between 1.25% and 2.0%, depending on the credit rating of Kinetik LP.

The Term Loan Credit Agreement contains customary covenants and restrictive provisions which may, among other things, limit Kinetik LP’s ability to create liens, make restricted payments, or liquidate, dissolve, consolidate with, or merge into or with any other person.

The Term Loan Credit Agreement contains a financial covenant that requires Kinetik LP to maintain a ratio of consolidated net indebtedness to EBITDA not exceeding 5.00 to 1.00 at the end of any fiscal quarter, provided, however, that during certain designated acquisition periods, such ratio may not exceed 5.50 to 1.00 at the end of any fiscal quarter.

The Term Loan Credit Agreement also includes customary events of default. Upon an event of default under the Term Loan Credit Agreement, the lenders may declare amounts outstanding under the credit agreement to be immediately due and payable in whole or in part.

The foregoing description of the Term Loan Credit Agreement is not complete and is qualified by reference to the complete document. A copy of the Term Loan Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 30, 2025, in connection with entry into the Revolving Credit Agreement and the Term Loan Credit Agreement, the Company repaid all outstanding borrowings under and terminated (1) the revolving credit agreement, dated June 8, 2022, by and among Kinetik Holdings LP and Bank of America, N. A., as administrative agent, and the banks and other financial institutions party thereto, as lenders (the “2022 Revolving Credit Agreement”) and (2) the term loan credit agreement, dated June 8, 2022, by and among Kinetik Holdings LP and PNC Bank, National Association, as administrative agent, and the banks and other financial institutions party thereto, as lenders (the “2022 Term Loan Credit Agreement”).

A description of the material terms of the 2022 Revolving Credit Agreement and 2022 Term Loan Credit Agreement is contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed with the SEC on August 9, 2022, which description is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Revolving Credit Agreement and the Term Loan Credit Agreement is incorporated by reference into this Item 2.03. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full texts of the Revolving Credit Agreement and the Term Loan Credit Agreement, each of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1*	Revolving Credit Agreement, dated May 30, 2025, by and among Kinetik Holdings LP and PNC Bank, National Association, as administrative agent, and the banks and other financial institutions party thereto, as lenders.

10.2*	Loan Credit Agreement, dated May 30, 2025, by and among Kinetik Holdings LP and Toronto Dominion (Texas) LLC, as administrative agent, and the banks and other financial institutions party thereto, as lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits to these Exhibits have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2025

KINETIK HOLDINGS INC.

By:	/s/ Lindsay Ellis
Name:	Lindsay Ellis
Title:	General Counsel, Secretary and Chief Compliance Officer

5